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                                                 Devon Energy Corporation
                                                 Devon Energy Tower
                                                 1200 Smith Street, Suite 3300
                                                 Houston, Texas 77002




Shane VanderCruyssen
Offshore Landman
Direct Line: (713) 286-5832
Fax: (713) 286-5737
Email: mark.gress@dvn.com


September 15, 2005                                           VIA OVERNIGHT MAIL
                                                             ------------------

Ridgewood Energy Corporation
11700 Old Katy Road, Suite 280
Houston, Texas 77079
Attn: Randy Bennett

Re:      Mercury Prospect Participation Agreement
         Eugene Island Area,  South  Addition,  Block
         337; OCS-G 03332 OCS Gulf of Mexico

Gentlemen:

         This Participation Agreement ("Agreement"), when fully executed, sets forth the terms and conditions under which Devon Energy Production Company, L.P. ("Devon"), as Operator, and Ridgewood Energy Corporation ("Ridgewood"), as Non-Operator, have agreed to jointly drill an Initial Test Well ("ITW") on Eugene Island Area, South Addition, Block 337, OCS-G 03332, hereinafter sometimes referred to as the "Lease". When accepted by Ridgewood, this Agreement, together with Exhibits "A", "B", "C", "D", "E" and "F attached hereto shall constitute the entire Agreement by and between Devon and Ridgewood, to-wit:

    1.   Contract Area
         The "Contract Area" shall be defined as all of Eugene Island Area, South Addition, Block 337, OCS-G 3332, to all depths,

         LESS AND EXCEPT the following lands to the areal extent and depths hereinafter described:

         A. The Orange Acreage.
            The following described lands as to all depths:

            i).   The Southwest Quarter of the Northeast Quarter (SW4 NE4);
            ii).  The West Half of the Southeast Quarter (W2 SE4); and
            iii). The Southeast Quarter of the Southwest Quarter (SE4 SW4).

         B.   The Blue Acreage.
              The following described lands contributed to that certain Joint Venture Agreement dated May 1, 2002, by and between Devon, et al, and Apache Clearwater Operations, Inc., as to depths from the surface down to the stratigraphic equivalent of one hundred feet (100') below the base of the B-1 (HB-l) Sand as seen in the Pennzoil Company OCS-G 3332 Well No. A-5 (API Well Serial No. 17-710-41022-00) at a depth of 5,920' (TVD):

              i). The South Half of the Southwest Quarter of the Southwest Quarter (S2 SW4 SW4); and

              ii).The Southwest Quarter of the Southeast Quarter of the Southeast Quarter (SW4 SE4 SE4).

         C. The Green Acreage.
              The following described lands contributed to the JD Sand Reservoir A Unit, Eugene Island Block 330 Field, bearing Federal Unit No. 14-08-001-16943, dated effective April 1, 1977, as to the vertical subsurface interval of the JD Sand, Reservoir A, as seen in the Eugene Island Block 330 Well No. B-6 (API Well No. 17-710-40105-00) between the measured depths of 7026 feet and 7222 feet:

              i). 71.10 acres, more or less, and being all that portion of the Lease within the geographic boundaries of the JD Sand
              Reservoir A Unit, Eugene Island Block 330 Field.

              All as more fully illustrated on Exhibit "A" attached hereto and made a part hereof.

2.   Initial Test Well / AFE / Contact Spud Date / Contract Depth
     Subject to rig availability, acquiring all the necessary governmental and regulatory permits and approvals, and the additional provisions of Article 23, Force Majeure, below, Devon, as Operator, will commence operations for the drilling of the ITW by December 31, 2005, hereinafter the "Contract Spud Date". Said ITW will be drilled at a surface location on the existing Eugene Island Area, South Addition, Block 337 "A" Platform located approximately 1,939 feet from the south line and 6,522 feet from the west line of said Block 337 and to a projected bottom hole location approximately 617 feet from the west line and 8,661 feet from the south line of Eugene Island Area, South Addition, Block 337 as shown on the directional plot attached to this Agreement. The ITW will be drilled to a depth of 12,860' TVD, or a minimum depth sufficient to test the L-5 Sand or its equivalent interval, or to such mutually agreed to deeper depth, hereinafter the "Contract Depth". The ITW will be drilled, evaluated and completed in accordance with the terms of the Joint Operating Agreement
     (JOA) attached hereto as Exhibit "C", and the Drilling AFE, directional plan, casing program, and logging plan attached hereto as Exhibit "B". The attached Drilling AFE will be executed by the parties contemporaneously with the execution of this Agreement.

3.   The Promote (1/3 for 1/4) and Prospect Fee
     Ridgewood will participate in the drilling of the ITW and the estimated dry hole costs associated with drilling same allocated on the basis of 33.33% for 25% in order for Ridgewood to earn a 33.00% working interest in the Contact Area. Thus, Ridgewood will pay 44.00% of the ITW's estimated dry hole costs as set forth on the attached Drilling AFE as limited pursuant to
     Article 4 below, although Ridgewood will only earn a 33.00% working interest in the Contract Area. This disproportionate cost sharing obligation shall be hereinafter referred to as the "Promote". Within seven
     (7) days of execution of this Participation Agreement Ridgewood will pay to Devon a Prospect Fee of $750,000, proportionately reduced to Ridgewood's earned interest.

4.   The Promote Limit (120% of Original DHC .AFE)
     The Promote will be applicable to the original estimated dry hole cost of the ITW as set forth in the Drilling AFE and will be limited to 120% of such dry hole costs until the ITW reaches Contract Depth. The Promote will also apply to any Substitute ITW (as defined below) and/or sidetracking operations in the ITW until an amount equal to 120% of the original estimated dry hole costs have been fully expended, it being agreed that the Promote to be paid by Ridgewood shall be limited to an amount equal to 44.00% of 8/8ths of 120% of the total estimated dry hole costs of $11,957,000 set forth on Drilling AFE and, notwithstanding the foregoing, Ridgewood's obligation to pay the Promote to Devon shall cease upon reaching Contract Depth in the ITW or Substitute ITW. Upon the earlier of the Promote being expended or Contract Depth being reached, all other costs incurred in the ITW or Substitute ITW, including but not limited to drilling, completion and subsequent development costs, will be shared with Devon having a 50% working interest, Ridgewood a 33% working interest and Forest a 17% working interest. Devon shall have the right and option to cash call Ridgewood for its entire promoted share of the estimated dry hole costs of the ITW as set forth in the Drilling AFE not sooner than 30 days prior to the commencement of the drilling such ITW.

5.   Initial Test Well/Substitute Initial Test Wells / Shallow Earning Right
     If during the drilling of the ITW, but before reaching Contract Depth in such well, mechanical difficulties, heaving shale, rock salt, excessive saltwater flow, practically impenetrable formations or other conditions including force majeure occurrences as described in Article 23 herein are encountered which would cause a reasonable and prudent operator under the same or similar circumstances to discontinue drilling operations and plug and abandon such well, or if the ITW is drilled to Contract Depth and is plugged and abandoned as a dry hole (either well described above to be hereinafter referred to as the "Discontinued Well") then for a period of one hundred and eighty (180) days from the date of rig release either party shall have the right to propose the drilling of another well or sidetracking operations on a Discontinued Well (hereinafter referred to as the "Substitute ITW") on the Contract Area. In each case the party receiving a proposal for a Substitute ITW shall have a period of thirty
     (30) days from the date of its receipt (or forty-eight (48) hours, inclusive of Saturdays, Sundays and legal holidays, if the drilling rig is on location) to respond to such drilling proposal.

     (a). If Devon proposes a Substitute ITW within the time above provided and the original dry hole cost set forth in the Drilling AFE has not theretofore been fully expended, then Ridgewood shall participate in the proposed Substitute ITW.

     (b). If Devon proposes a Substitute ITW within the time above provided and the original dry hole cost set forth in the Drilling AFE has been fully expended, and Ridgewood elects not to participate or fails to respond within the time prescribed above then Ridgewood will thereby forfeit its right to ear any interest in the

              Contract Area and this Agreement shall terminate, subject however to the additional provisions of subparagraph (e) below and to
              Article 24, Confidentiality, and Article 26, Confidential Data.

     (c) If Ridgewood proposes a Substitute ITW within the time above provided and Devon elects not to participate or fails to respond within the time prescribed above then said Substitute ITW will be drilled subject to the non-consent penalties prescribed in the JOA, limited to the proposed Substitute ITW only.

     (d). If such Substitute ITW is proposed within the time above provided and drilled and completed to the Contract Depth in compliance with all terms and conditions provided herein for the ITW, then the Substitute ITW shall in all respects be considered as if it were the ITW.

     (e). Notwithstanding the provisions of subparagraphs 5(a), 5(b), 5(c) and 5(d) above, and Article 6, Earned Interest, below, if neither the ITW, Discontinued Well(s) nor the Substitute ITW(s) reach Contract Depth, but based on log analysis, or other empirical evidence, a zone, formation or horizon encountered in any such well in which Ridgewood participates appears to be productive, and such well meets the criteria which determines that it is a well capable of producing hydrocarbons in commercial quantities pursuant to the provisions of 30 CFR 250.115 or 30 CFR 250.116 "Shallow Earning Right", then Ridgewood shall earn for its participation in such well (hereinafter referred to as an "Earning Well") an assignment of 33% of 6/6ths operating rights interest under the Contract Area, limited in depth from the surface down to the stratigraphic equivalent of the base of the deepest productive subsurface interval encountered in such well. Provided, however, the Promote (or any unexpended portion thereof) to be paid by Ridgewood shall continue to apply to any Substitute ITW in which it has elected to participate.

6.   Earned Interest - ITW Drilled to Contract Depth and Productive
     If the ITW is drilled to Contract Depth and results in a well capable of producing in paying quantities pursuant to the provisions of 30 CFR 250.115 or 250.116, and Ridgewood has satisfied all its monetary obligations, including paying the Promote and Prospect Fee, plus its proportionate share of remaining costs and expenses of the ITW, and Ridgewood is in compliance with all of the terms and conditions hereof, then Ridgewood will earn for its participation in such Earning Well an assignment of 33% of 6/6ths operating rights interest to all depths under the Contract Area, subject to subparagraph 5(e) above. The interest being assigned to Ridgewood shall be subject only to their proportionate share of Lessor's royalty & shall not be subject to any overriding royalty, net profits interest or other similar burden on production.

7.   Form of Assignment and DOO
     Any assignment of earned interest hereunder shall be delivered to Ridgewood in substantially the form attached hereto as Exhibit "E", and at Devon's election, may include such of the provisions of this Agreement as Devon deems appropriate to include. Simultaneously with the execution of the assignment, Ridgewood agrees to execute Designation of Operator forms naming Devon Energy Production Company, L.P. as Operator of the Contract Area defined in Article 1 above with the Minerals Management Service.

8.   Subsequently Created Interests
     If any party creates a royalty, overriding royalty, net profits interest, production payment or other similar interest (a "Subsequently Created Interest") before or after the execution of this Agreement, such Subsequently Created Interest shall be subordinate to this Agreement and the Exhibits attached hereto. The party creating the Subsequently Created Interest shall at all times be responsible for paying or otherwise satisfying it. If the party creating the Subsequently Created Interest is required to assign or relinquish to any other party all or a portion of its working interest and/or the production attributable there to, said other party shall receive said assignment and/or production free and clear of said Subsequently Created Interest and the burdened party shall defend and indemnify the other party from and against any and all claims, causes of action, damages, liabilities and judgments arising out of or related to the Subsequently Created Interest.

9.   Prior Obligations and Liabilities
     Ridgewood shall not be liable and Devon shall indemnify and defend Ridgewood and its officers, directors, agents, servants, and employees (collectively "Indemnitees) from and against any penalties, claims, suits, costs, expenses, damages, judgments or other liabilities including attorney's fees, of any nature whatsoever ("collectively Claims"), resulting directly or indirectly from or arising out of or in connection with Devon's ownership and operatorship of the Leases which arose or hereinafter arise out of any operations or activities on the Contract Area where such operations or activities occurred prior to the effective date of this Agreement, including, but not limited to, the abandonment of all wells, platforms, facilities, and pipelines on the Contract Area and existing as of the date of this Agreement.

10.  Title, Approvals, and Consents to Assign
     Devon represents that it currently owns 98% of 6/6ths record title interest in the Lease however; Devon makes no representation that the Lease has been maintained in full force and effect by payment of any rentals, operations, production in paying quantities or by any other method. Further, Ridgewood agrees that it has conducted its own due diligence and title search and is satisfied as to all matters relating to Devon's title to the interests hereunder. Devon and Ridgewood acknowledge and agree that the rights, benefits and obligations of the parties under this Agreement shall be subject to and contingent upon receiving any governmental approvals required by statute or regulation.

11.  Joint Operating Agreement (JOA) - Adjusted COPAS 0/H Rates
     Record title ownership of the Lease (to all depths) as of the date of this Agreement is held in the undivided portions 98% Devon and 2% Forest Oil Corporation (Forest). The interest of Forest is governed by the terms of the JOA attached hereto as Exhibit "C", by and between Pennzoil Offshore Gas Operators, Inc., et al, naming Pennzoil Company (now Devon), as Operator, and Mesa Petroleum Company, et al (now Forest), as Non-Operator. With respect to the non-operating interest of Forest, Devon agrees to continue to act as operator under the terms of the JOA as it affects the operations to be conducted on the Contract Area under the terms of this Agreement.

     Ridgewood accepts the JOA and ratifies the terms of the JOA for all purposes, as if Ridgewood were an original signatory to the JOA. Notwithstanding the foregoing, Ridgewood shall never have any liability for the cost and liabilities of operations prior to the Effective Date. The JOA shall govern the rights, interests and all operations conducted on the Contract Area; provided, however, that if there is any conflict between the terms of this, Agreement and the JOA, the terms of this Agreement shall prevail. Notwithstanding the disproportionate payment provision provided herein, Ridgewood shall hold a voting right under the JOA to the extent of a 33% working interest share during the drilling operations conducted hereunder. Upon Ridgewood earning an interest hereunder, Devon shall execute and cause Forest to execute Ratification and Amendment of the JOA in substantially the same form as Exhibit "F" attached hereto, adding Ridgewood as party to the JOA as to the interest it has earned hereunder. If Ridgewood fails to participate in the completion of the Initial Test Well and/or Substitute Well, then Ridgewood's rights in and to the JOA shall terminate and thereafter such rights shall revert back to Devon.

     Ridgewood agrees that the combined rates to be charged under COPAS Article III 1.(B) 2. of the JOA have been adjusted in accordance with COPAS Article III 4.(D) thereof such that, as of the date of this Agreement, the drilling well rate, is 34,087.27 per well per month and the producing well rate is $3,919.36 per well per month, subject to further adjustments on the first day of April of each year following the date of this Agreement as permitted therein.

12.  Devon Sundry Transactions
     Subject to the post earning provisions of Article 27, Preferential Right to Purchase, Devon retains the exclusive right to trade, surrender, or otherwise alienate all or any part of its interest in the contract area without the necessity of the consent or approval from Ridgewood, provided however, Devon agrees that notwithstanding any such trade, surrender, or disposition, it shall deliver to Ridgewood its 33% interest in the Contract Area, if earned pursuant to Article 5, Substitute ITW /Shallow Earning Right, and/or Article 6, Earned Interest, of this Agreement.

13.  Production Handling Agreement (PHA) and Access Fee
     The existing Eugene Island Area, South Addition, Block 337 "A" Platform and facilities (EI 337 "A" Facilities) are operated by Devon and owned in the proportions 98% Devon and 2% Forest. It is the intent of Devon and Ridgewood that said El 337 "A" Facilities will be utilized for the handling and processing of all production from the Contract Area. Promptly upon the complete execution and delivery of this Agreement, Devon agrees to recommend and use its best reasonable efforts to secure a PHA from the owners of the El 337 "A" Facilities substantially in the form attached hereto as Exhibit "D". In the event the parties fail to agree on a mutually agreeable form by the time the operations commence on the ITW, then the parties will execute a PHA identical to the one attached as Exhibit "D". On complete execution and delivery of the attached PHA, Ridgewood agrees to pay its proportional part of the one time slot and access fee within the time and manner prescribed in Article II (D.) of the attached PHA.

14.  Areas of Mutual Interest (AMIs)
     Subject to Article 12, Devon Sundry Transactions, and Article 29, Term as of the date of this Agreement the parties establish Areas of Mutual Interest (hereinafter collectively referred to as "AMP) with the right of participation in the proportions 67% Devon and 33% Ridgewood (hereinafter "AMT Interest"), covering the following described lands, as follows;

     (a).     El 337 "The Contract Area"
              For a period commensurate with the term of this Agreement, or for a period ending upon Ridgewood's failure to earn any interest in the Contract Area under the terms of this Agreement, whichever is earlier to occur, but in no event earlier than December 31,2006, an AMI, limited to the vertical depth earned by Ridgewood under the terms of this Agreement (if any), is established covering the Contract Area;

     (b).     EI354
              For a period (i) commensurate with the term of this Agreement, or
              (ii) ending upon Ridgewood's failure to earn any interest in the Contract Area, or (iii) ending upon thirty (30) days after the date the next ensuing lease is awarded on Eugene Island Area, South Addition, Block 354 by the MMS, whichever is earlier to occur, but in no event earlier than December 31,2006 an AMI is established covering all of Eugene Island Area, South Addition, Block 354,

     (b).     El 336
              For a period (i) commensurate with the term of this Agreement, or
              (ii) ending upon Ridgewood 's failure to earn any interest in the Contract Area, or (iii) ending upon thirty (30) days after the date the next ensuing lease is awarded on Eugene Island Area, South Addition, Block 336 by the MMS, whichever is earlier to occur, but in no event earlier than December 31, 2006, an AMI is established covering Eugene Island Area, South Addition, Block 336.

     If during the term of the AMI either party ("acquiring party") subsequently acquires any oil and gas leases, cash or farmout contributions, or similar contracts, or any interests therein, hereinafter collectively "Oil and Gas Interest", which affects lands within an AMI, then the other party ("non-acquiring party") shall have the right, but not the obligation, to acquire from the acquiring party its AMI Interest in such Oil and Gas Interest. The non-acquiring party shall be notified by the acquiring party of any acquisition, or right to acquire, in writing, to be delivered to non-acquiring party (and including the full terms, conditions and obligations relating thereto) within thirty (30) days from the date of such acquisition, or any right to acquire, and the non-acquiring party shall have fifteen (15) days after receipt of such notice to advise the acquiring party whether or not the non-acquiring party elects to acquire its AMI Interest in the Oil and Gas Interest. If the non-acquiring party elects to acquire its AMI Interest in the Oil and Gas Interest, it will also assume such pro rata share of all costs and/or obligations attributable to the Oil and Gas Interest. Each non-acquiring party who has elected to participate in the Oil and Gas Interest shall reimburse the acquiring party for such proportional AMI Interest share of the purchase price within thirty (30) days from the date of non-acquiring party's election to participate. Upon the acquiring party's receipt of said reimbursement, the acquiring party shall within thirty (30) days deliver a recordable assignment(s) to the non-acquiring parties who have elected to participate in the Oil and Gas Interest, which assignments shall be made subject to the additional terms and conditions of this Agreement and the JOA, and shall be free and clear of any promotional costs or additional burdens placed thereon by the acquiring party but otherwise without warranty of title, express or implied, even to the purchase price. A non-acquiring party's failure to respond to any such notice within the time and manner above prescribed shall be deemed a conclusive election not to acquire any portion of such Oil and Gas Interest.

     Notwithstanding anything contained in this Article 14 to the contrary, a non-acquiring party's right to acquire shall not apply to any interest acquired by an acquiring party as a result of an acquisition related to a merger, reorganization or consolidation with a third party, or as a result of an acquiring party's acquisition of a larger package of properties from a third party which includes other leases situated in the OCS - Gulf of Mexico not subject to this Agreement.

15.  Assignability and Binding Effect
     Neither this Agreement nor Ridgewood's rights and obligations hereunder may be transferred or assigned, in whole or in part, without Devon's advance written consent. Any approved assignment shall made with express assumption by such Assignee of all rights and/or obligations contained within this Agreement, the JOA, PHA, and any other agreements entered into by the parties, provided, Ridgewood, along with all assignee(s), will continue to be obligated to Devon for the performance of all obligations incurred under this Agreement. The terms and provisions hereof shall be binding upon and inure to the benefit of each of the parties hereto and their respective legal representatives, successors and assign, and shall be covenants running with the land and Lease.

16.  Allocation of Costs Outside the Contract Area
     With respect to any will drilled within the Contract Area that results in a dry hole, Devon shall have the right, at their sole election to attempt to complete such well outside the Contract Area. All costs for any well drilled under the terms of this Agreement that are completed at depths that are not a part of the Contract Area shall be allocated among Devon, Ridgewood and Forest in accordance with the provisions of Article XVII on the same basis as if this JOA covered all of Eugene Island Block 337.

     However; notwithstanding that certain language contained in Article XVII
     (1) that states (For the purpose of this Article XVII "Completion shall also mean an objective zone in which no completion is made), for the purposes of this agreement and the applicability of Article XVII, completion shall not mean an objective zone in which no completion is made. Completion shall be defined as an objective zone in which a completion is made.

17.  Reassignment on Cessation of Production
     If an assignment has been delivered to Ridgewood pursuant to an Earning Well which has been drilled in accordance with the provisions of Article 5, Substitute ITW / Shallow Earning Right, and/or Article 6, Earned Interest, above, and Ridgewood is in compliance with all of the terms and conditions hereof, this Agreement shall remain in effect so long thereafter as there is a well on the Contract Area producing oil, gas or other hydrocarbons in paying quantities under the terms of this Agreement and/or operations are being conducted on the Contract Area under the terms of the JOA and there is a lapse of no more than one hundred twenty (120) days between the cessation of such production or operations and the restoration of production or commencement of operations and/or activity is being conducted pursuant to a Suspension of Production (SOP) or Suspension of Operations

     (SOO). In the event there is not a well producing in paying quantities on the Contract Area under the terms of this Agreement and there is a lapse of more than one hundred twenty (120) days after cessation of such production or operations without production being restored or operations being commenced and with no SOP or SOO, then this Agreement shall automatically terminate without any further action by either party hereto. In the event of termination, Ridgewood shall promptly reassign to Devon, at no cost, all of Ridgewood's rights and interests in the Contract Area, which assignment shall be free and clear of any overriding royalties, liens, encumbrances, or burdens created by through or under Ridgewood.

     Termination of this Agreement shall not operate to relieve Ridgewood from the liabilities and/or obligations accrued or incurred under the terms of this Agreement prior to such termination, nor relieve Ridgewood of its proportional share of the obligation to plug and abandon any wells drilled hereunder

18.  Limitation of Warranty
     EXCEPT FOR DEVON'S SPECIAL WARRANTY OF TITLE IN THE ASSIGNMENT REFERENCES IN ARTICLE 7 HEREOF, DEVON DISCLAIMS ANY AND ALL OTHER WARRANTIES WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT INCLUDING BUT NOT LIMITED TO ANY EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. ANY INSTRUMENT OF CONVEYANCE OR TITLE EXECUTED PURSUANT HERETO SHALL BE EXECUTED WITHOUT ANY OTHER WARRANTY, EITHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, AND WITHOUT ANY OTHER EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION WHATSOEVER.

19.  Individual Liability
     The rights, duties, elections, obligations, and liabilities of the parties shall be several and not joint or collective, and nothing contained herein is intended to create, nor shall it be construed as creating, a partnership of any kind, joint venture, association, or other business entity recognizable at law for any purpose. The parties shall be individually responsible only for their own obligations, except as herein described.

20.  Notices
     All notices required hereunder shall be in writing and delivered in person, by the U.S. Mail, via courier, express or overnight delivery, or by facsimile to the addresses set forth below, and shall be deemed effective when actually received by the addressee, as follows:

     Ridgewood Energy Corporation          Devon Energy Production Company, L.P.
     11700 Old Katy Road, Suite 280        1200 Smith Street, Suite 3300
     Houston, Texas 77079                  Houston, Texas 77002
     Attention: Randy Bennett              Attention: Mr. Mark K. Gress
     Phone: (281) 293-9384                 Phone: (713) 286-5858
     Fax: (281) 293-7391                   Fax: (713) 286-5737

21.  Governing Law and Injunctive Relief
     It is the desire and intention of the parties to specify that the general maritime law of the United States of America shall govern the interpretation, construction and enforcement of this Agreement and the rights of the parties under this Agreement and any amendments hereto; provided, however, to the extent said maritime law cannot be applied, this Agreement shall otherwise be interpreted according to the laws of the State of Texas, excluding any choice of law rule thereof that would direct the application of the laws of any other jurisdiction. In addition, either party may apply for injunctive relief in any court of competent jurisdiction to restrain the breach, or threatened breach, of this Agreement. Venue for any injunctions or other lawsuits related to this Agreement is limited to the Courts of Harris County, Texas.

22.  Disclaimer
     BY REASON OF ITS KNOWLEDGE AND EXPERIENCE IN THE EVALUATION, ACQUISITION, AND OPERATION OF OIL AND GAS PROPERTIES, RIDGEWOOD HAS EVALUATED THE MERITS AND RISKS OF ENTERING INTO THIS AGREEMENT AND HAS FORMED AN OPINION BASED SOLELY ON RIDGEWOOD's KNOWLEDGE AND EXPERIENCE AND NOT ON ANY REPRESENTATIONS OR WARRANTIES BY DEVON. RIDGEWOOD HAS RELIED SOLELY ON ITS INDEPENDENT INVESTIGATION OF, AND JUDGMENT WITH RESPECT TO THE INTERESTS AND THE ADVICE OF ITS OWN LEGAL, TAX, ECONOMIC, ENVIRONMENTAL, ENGINEERING, GEOLOGICAL AND GEOPHYSICAL ADVISORS AND NOT ON ANY COMMENTS OR STATEMENTS OF ANY REPRESENTATIVES OF, OR CONSULTANTS OR ADVISORS ENGAGED BY DEVON. RIDGEWOOD FURTHER REPRESENTS THAT IT HAS NOT RELIED AND WILL NOT RELY ON ANY STATEMENTS BY DEVON OR ITS REPRESENTATIVES IN MAKING ITS DECISION TO ENTER INTO THIS AGREEMENT.

23.  Force Majeure
     All obligations imposed by this Agreement on each party, except for the payment of money, shall be suspended and all periods of time for exercising any rights hereunder shall be extended while compliance is prevented, in whole or in part, by a labor dispute, fire, food, war, civil disturbance, terrorist acts, storms, hurricanes, or other acts of God, by laws, by governmental rules, regulations, or orders, by governmental action or governmental delay, inability to secure materials, or by any other cause, whether similar or dissimilar, beyond the reasonable control of the affected party; provided, however, that performance shall be resumed within a reasonable time after such cause has been removed; and provided further that no party shall be required against its will to settle any labor dispute.
24. Confidentiality
     Ridgewood shall not disclose any of the terms or provisions of this Agreement to any third parties in the absence of Devon's prior written approval; provided, Ridgewood shall be entitled to disclose the terms hereof without Devon's prior written consent to such of the following persons who have a clear need to know the terms and provisions hereof and who have agreed in writing to be bound by the confidentiality obligations of this Article 24:

     (i)   employees, officers and directors of Ridgewood;

     (ii) any professional consultant or agent retained by f Ridgewood or the purpose of evaluating the Contract Area, or any operations to be conducted under the terms of this Agreement; and/or

     (iii) any bank financing Ridgewood's participation in this Agreement, including any professional consultant retained by such bank for such purpose.

25.  Statements and Releases
     Notwithstanding the provisions of Article 24, Confidentiality above, neither party shall issue any news release or make any public announcement relating to the subject matter of this Agreement without the prior approval of the other party, which approval shall not be unreasonably withheld; provided, however, that such prior approval shall not be required in the event that a party is compelled to issue a release or announcement by applicable law, order, decree, regulation or rule, including without limitation those of any regulatory agency, securities commission, stock exchange, judicial or administrative proceeding, but in such event the affected party shall use its best reasonable efforts to give the other party at least forty-eight (48) hours advance notice of the content of such release. Notwithstanding the foregoing, Ridgewood shall not make any public announcement or statement concerning any of the terms of this Agreement or any of the operations to be conducted hereunder in the absence of Devon's prior approval first obtained.

26.  Confidential Data
     Neither party shall release any geological, geophysical or reservoir information or any logs or other information pertaining to the progress, tests or results of any well ("Confidential Data") covered by this Agreement unless agreed to by all parties hereto, except for necessary disclosures to governmental agencies or under the rules of a stock exchange on which the stock of any party is publicly traded; provided, however, that anyone may make Confidential Data available to (i) reputable geological consulting firms or engineering firms and gas transmission companies for hydrocarbon reserve and other technical evaluations; (ii) reputable and financially responsible third parties with whom a party is engaged in bona fide negotiations for the sale, farmout or other disposition of all or a portion of its interest in the Contract Area; and (iii) to reputable financial institutions for study prior to commitment of funds. The Confidential Data made available shall not be removed from the custody or premises of the party making such data available. Any party permitted such access shall first agree in writing neither to disclose such data to others nor to use such data except for the purpose for which it is disclosed. Also, except for their being bound by the confidentiality obligation, there shall be no requirement for approval with respect to access of information to subsidiaries, parent or affiliated companies of the parties. The obligations and restrictions contained in this Article with respect to the Confidential Data shall survive the term of this Agreement.

27.  Preferential Right to Purchase
     In the event Ridgewood has earned an interest in the Contract Area as above prescribed, and either party ("Disposing Party") desires to transfer, sell, farmout, assign, exchange, or otherwise dispose of all or part of its interest in the Contract Area, it shall promptly give written notice to the other party with full information about the proposed transaction, including, but not limited to, the name and address of the prospective transferee (who must be ready, willing, and able to acquire the interest and deliver the stated consideration therefor), the consideration for the transfer, farmout terms, and all other terms of the offer.

     In the case of a package sale of oil and gas interests that includes all or part of the Disposing Party's working interest in the Contract Area, or if the proposed transaction is structured as a non-simultaneous, like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended ("Code"), the working interest that is subject to this preferential right shall be separately valued and the notice shall state the cash value or other terms attributed to the interest by the prospective transferee. The other party shall then have an optional prior right, for a period of thirty (30) days after receipt of the notice, to elect to purchase or acquire on the same terms and conditions, or on equivalent terms of a non-cash transaction, all of the working interest that the Disposing Party is proposing to transfer. If this preferential right is exercised by a party, the purchasing or acquiring party shall share the purchased or acquired interests in the proportions that the working interest of the acquiring party bears to the total working interest of all acquiring parties, or in such proportions as the acquiring parties otherwise agree. This preferential right shall apply separately to each working interest or part thereof covered by this Agreement, regardless of whether it is included in the proposed transaction along with other oil and gas interests, whether as a sale, farmout, or non-simultaneous, like-kind exchange. Upon exercise of this preferential right, the acquiring party shall agree to perform all obligations of the prospective transferee under the proposed transaction for the working interest subject to the proposed transaction. This preferential right, however, shall not exist or apply when a party proposes (a) to mortgage its interest; (b) to dispose of or transfer its interest by merger, reorganization, consolidation; (c) to sell all or substantially all of its assets to a subsidiary or parent company or to a subsidiary of a parent company, or to any company in which the foregoing owns a majority of the stock; (d) to sell all or substantially all of its Gulf of Mexico assets; or (e) to merge with another entity, so long as the party is the surviving entity. If the proposed transaction is not consummated within six (6) months after receipt of the notice by the other party, the working interest shall again be subject to the preferential purchase right under this 26.

28.  Entire Agreement
     This Agreement embodies the entire agreement between Devon and Ridgewood and supersedes all prior agreements and understandings relating to the subject matter hereof whether oral or written, including, but not limited to that certain letter agreement dated June 16, 2005, between Devon and Ridgewood. This Agreement may be amended only by mutual acceptance of instruments in writing executed by both Devon and Ridgewood and may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

29.  Term
     Subject to the continuing obligations under Article 26, Confidential Data, above, this Agreement will terminate without cost or penalties in the event that (i) upon Ridgewood's failure to earn any interest in the Contract Area under the terms of this Agreement, or (ii) upon Ridgewood's failure to remedy any material breach of this Agreement after thirty (30) days advance written notice from Devon, or (iii) upon cessation of production of from the Contract Area as prescribed in Article 16, Reassignment on Cessation of Production, above, or (iv) by mutual agreement of the parties. Provided, any such termination of this Agreement shall not operate to relieve Ridgewood of the obligations theretofore incurred by it under the terms of this Agreement.

30.  Conflicts - Agreement / Exhibits
     If there is a conflict between this Agreement and the Exhibits attached hereto, the terms and conditions of this Agreement shall prevail. If there is a conflict between the JOA and the PHA, the terms and conditions of the PHA shall prevail.

     If the above and foregoing, together with the Exhibits attached hereto, correctly set forth and evidence the agreement and understanding between the parties, please sign one (1) duplicate original of this Agreement below and return same to the undersigned by 5:00 P.M. (CT), on September 20, 2005. If Ridgewood has not unconditionally accepted and returned this Agreement fully executed by such date, then this AMI and Participation Agreement shall automatically terminate and be of no force or effect as an Agreement, contract, offer or for any purpose.


Devon Energy Production Company, L.P.

By: /s/ Mark Gress                          Date: 9-15-05
    ------------------------------               --------
        Mark K. Gress
        Agent and Attorney-in-Fact





Ridgewood Energy Corporation


By: W. G. Tabor                             Date: 9-15-05
    ---------------------------                   --------
Name: W. Greg Tabor
      -------------------------
Title: Executive Vice President
      -------------------------

                                [GRAPHIC OMITTED]




                                   EXHIBIT "A"
                             EUGENE ISLAND BLOCK 337

                                   OCS-G-03332


     Attached to and made a part of that certain Participation Agreement by and between Devon Energy Production Company, L.P. and Ridgewood
                               Energy Corporation

                 [GRAPHIC OMMITED]                          Exhibit "B"
               AUTHORITY FOR EXPENDITURE         Attached  to  and  made a part
                  ORIGINAL AFE                of  that  certain   Participation
                                                 Agreement by and between Devon
                                   Energy Production Company, L.P. and Ridgewood
                                                     Energy Corporation
--------------------------------------------------------------------------------
WORK TYPE Dev. Drig & Compl - Type 11 (Operated)
          --------------------------------------
OBJECTIVE EI 337 A010 Drill Mercury Prospect
          --------------------------------------
              AFE NO. 119917                              DATE May 04, 2005
              COMPANY DEPCO
              OPERATOR DEPCO
--------------------------------------------------------------------------------
 LEASE/WELL NAME El 337 A010                   LEASEMIELL NO. 300082-018
           FIELD El - Eugene Island                 DUE DATE September 15, 2005
       DIVISION GULF DIVISION                 EST START DATE July 01, 2005
       DISTRICT OFFSHORE SHELF                   PREPARED BY Hargrove, Susan
         STATE Gulf Of Mexico                   PHONE/FAX NO. 713-286-5832

AFE DESCRIPTION

     Drill and evaluate a 16,300' MD / 12,860' TVD well to test the IC and Lentic Sands from the El 337'A' platform.

     Completion costs are covered under AFE 120495
JUSTIFICATION
Original AFE
    N/A

WORKING INTEREST INFORMATION - ORIGINAL AFE

Working Interest Owners        Decimal interest         Amount
--------------------------------------------------------------------------
DEPCO                                34.000000%         $4,065,380.00
Forest Oil Corporation               22.000000%         $2,630,540.00
Ridgewood Energy Partnershi          44.000000%         $5,261,080.00
--------------------------------------------------------------------------
Total                               100.000000%        $11,957,000.00
--------------------------------------------------------------------------

                                Amount Approved
                          Gross            Devon Net
  --------------------------------------------------------
  Original AFE         $11,957,000.00      $4,065,380.00
  --------------------------------------------------------
  Total AFE            $11,957,000.00      $4,065,380.00
  --------------------------------------------------------

APPROVAL INFORMATION

1 DEPCO



 [ILLEGIBLE SIGNATURE]                                  07/21/2005
 ------------------------------------------------------------------
 Senior VP Marketing                                    Date


 [ILLEGIBLE SIGNATURE]                                   07/21/2005
 ------------------------------------------------------------------
 Vice President and General Manager,                    Date
 Exploration


 [ILLEGIBLE SIGNATURE]                                   07/21/2005
 ------------------------------------------------------------------
 Well Engineering Manager                               Date


 [ILLEGIBLE SIGNATURE]                                   07/21/2005
 ------------------------------------------------------------------
 Manager Production/Operations - Gulf                   Date


-------------------------------------------------------------------
 Forest Oil Corporation      22.000000%     $ 2,630,540.00    Date


-------------------------------------------------------------------
 Ridgewood Energy Partnershi 44.000000% $ 5,261,080.00 Date

   9/15/2005

--------------------------------------------------------------------------------
WORK TYPE Dev. Drig & Compl - Type 11 (Operated)
          --------------------------------------
OBJECTIVE EI 337 A010 Drill Mercury Prospect
          --------------------------------------
              AFE NO. 119917                              DATE May 04, 2005
              COMPANY DEPCO
              OPERATOR DEPCO
--------------------------------------------------------------------------------

 [ILLEGIBLE SIGNATURE]                                  07/01/2005
 ------------------------------------------------------------------
 Land Manager - Gulf Division                           Date


 [ILLEGIBLE SIGNATURE]                                  06/30/2005
 ------------------------------------------------------------------
 Supervisor Exploitation - Gulf                         Date


 [ILLEGIBLE SIGNATURE]                                  06/29/2005
 ------------------------------------------------------------------
 Well Engineering Completion Supervisor                 Date


 [ILLEGIBLE SIGNATURE]                                  06/29/2005
 ------------------------------------------------------------------
 Well Engineering Operations Supervisor                 Date

 [ILLEGIBLE SIGNATURE]                                  07/11/2005
 ------------------------------------------------------------------
 Director, Deepwater Well Engineering &                 Date
 Facilities


 [ILLEGIBLE SIGNATURE]                                  07/29/2005
 ------------------------------------------------------------------
 President                                              Date


 [ILLEGIBLE SIGNATURE]                                  07/29/2005
 ------------------------------------------------------------------
 Sr. Vice President Exploration &                       Date
 Production


   9/15/2005

                                  Exhibit "B"

                                      Devon
                             EUGENE ISLAND Blk 337
                             OCS-G 03332. Well A10

                      [ILLEGIBLE TABLE] [GRAPHIC OMITTED]

                                  Exhibit "B"

     Mercury Prospect El 337

     Projected Spud Date:

            Late 3rd Quarter/4th Quarter 2005

     Footage Calls

               Surface Location    1929' FSL, 6516' FWL       El 337
               IC Sand Target      4470' FSL, 4290' FWL       El 337
               L-1 Sand            8413' FSL, 834' FWL        El 337
               TD                  8661' FSL, 617' FWL        El 337

     Drilling AFE:

               Attached (8/8ths cost: $11,957 MM)

     Completion AFE:

               Completion costs included on Drilling AFE (attached) (8/8ths cost: $4,786 MM)
               This cost could be substantially lower if completion is possible with lower cost Sundowner type rig

      Well Plan:

               Attached

      Logging Program:

               Standard contract mudlogging program from from casing point at 4164' MD to 16,299' MD covering IC Sand and L-1 through L-5 Sand intervals

               Logging while drilling (LWD with OR,, RES) fom surface casing Q 4164' MD to 16.299' MD.

               Triple combo (OR, RES, NEU/DEN) from casing point at 12,196' MD to 16,299' MD covering Lentic L-1 through L-5 Sand interval.

               Contingency: Triple combo (GR, RES, NEU/DEN) fom surface casing
               (R) 4164' MD to casing point at 8491' MD covering IC Sand interval if judged to be productive based on LWD analysis.

               No full cores or SWC program planned

                                [GRAPHIC OMITTED]
                            AUTHORITY FOR EXPENDITURE
                                  ORIGINAL AFE
--------------------------------------------------------------------------------
WORK TYPE Dev. Drig & Compl - Type 11 (Operated)
          --------------------------------------
OBJECTIVE EI 337 A010 Complete Mercury Prospect
          --------------------------------------
              AFE NO. 120495                                 DATE June 07, 2005
              COMPANY DEPCO
              OPERATOR DEPCO
--------------------------------------------------------------------------------
 LEASE/WELL NAME El 337 A010                    LEASEMIELL NO. 300082-018
           FIELD El - Eugene Island                  DUE DATE September 16, 2005
       DIVISION GULF DIVISION                  EST START DATE July 01, 2005
       DISTRICT OFFSHORE SHELF                    PREPARED BY Hargrove, Susan
          STATE Florida                         PHONE/FAX NO. 713-286-5832

AFE DESCRIPTION

     Complete as a single Lentic frac pack in the 16,300' MD / 12,860' TVD well from the El 337'A' platform.

     Drill AFE is 119917.
JUSTIFICATION
Original AFE
     N/A

   WORKING INTEREST INFORMATION - ORIGINAL AFE

Working Interest Owners        Decimal interest         Amount
--------------------------------------------------------------------------
DEPCO                                50.000000%         $2,393,250.00
Forest Oil Corporation               17.000000%           $813,705.00
Ridgewood Energy Partnershi          33.000000%         $1,579,545.00
--------------------------------------------------------------------------
Total                               100.000000%         $4,786,500.00
--------------------------------------------------------------------------

                                Amount Approved
                          Gross            Devon Net
  --------------------------------------------------------
  Original AFE         $4,786,500.00      $2,393,250.00
  --------------------------------------------------------
  Total AFE            $4,786,500.00      $2,393,250.00
  --------------------------------------------------------


APPROVAL INFORMATION

     1 DEPCO


 [ILLEGIBLE SIGNATURE]                                  07/21/2005
 ------------------------------------------------------------------
 Vice President and General Manager,                    Date
 Exploration

 [ILLEGIBLE SIGNATURE]                                  07/01/2005
 ------------------------------------------------------------------
 Well Engineering Manager                               Date


 [ILLEGIBLE SIGNATURE]                                  07/12/2005
 ------------------------------------------------------------------
 Manager Production/Operations - Gulf                   Date


 [ILLEGIBLE SIGNATURE]                                  07/01/2005
 ------------------------------------------------------------------
 Land Manager - Gulf Division                           Date


 ------------------------------------------------------------------
 Forest Oil Corporation      17.000000%      $ 813,705.00     Date


 ------------------------------------------------------------------
 Ridgewood Energy Partnershi 33.000000%     $ 1,579.545.00    Date



  9/16/2005

--------------------------------------------------------------------------------
WORK TYPE Dev. Drig & Compl - Type 11 (Operated)
          --------------------------------------
OBJECTIVE EI 337 A010 Complete Mercury Prospect
          --------------------------------------
              AFE NO. 120495                                 DATE June 07, 2005
              COMPANY DEPCO
              OPERATOR DEPCO
--------------------------------------------------------------------------------


 [ILLEGIBLE SIGNATURE]                                  06/30/2005
 ------------------------------------------------------------------
 Supervisor Exploitation - Gulf                         Date


 [ILLEGIBLE SIGNATURE]                                  06/30/2005
 ------------------------------------------------------------------
 Well Engineering Completion Supervisor                 Date


 [ILLEGIBLE SIGNATURE]                                  07/01/2005
 ------------------------------------------------------------------
 Well Engineering Operations Supervisor                 Date


 [ILLEGIBLE SIGNATURE]                                  07/12/2005
 ------------------------------------------------------------------
 Director, Deepwater Well Engineering &                 Date
 Facilities






  9/16/2005

-------------------------------------------------------------------------------
WORK TYPE Dev. Drig & Compl - Type 11 (Operated)
          --------------------------------------
OBJECTIVE EI 337 A010 Complete Mercury Prospect
          --------------------------------------
              AFE NO. 120495                                 DATE June 07, 2005
              COMPANY DEPCO
              OPERATOR DEPCO
--------------------------------------------------------------------------------

COST DETAIL INFORMATION

     ORIGINAL AFE DETAIL

       Account                 Intangible                Gross Drilling         Gross Compl    Gross P&A        TOTAL
     Gen    Sub           Account Description                Costs                Costs          Costs     ORIGINAL COSTS
-------------------------------------------------------------------------------------------------------------------------
     216    043            DAYWORK                                         $   1,750,300.00              $   1,750,300.00
     216    102            COMPLETION FLUIDS                               $     625,100.00              $     625,100.00
     216    103            SURFACE RENTAL TOOLS &                          $      41,800.00              $      41,800.00
     216    104            DOWNHOLE RENTAL TOOLS &                         $      41,400.00              $      41,400.00
     216    109            OTHER MATERIALS & SUPPLIES                      $       5,000.00              $       5,000.00
     216    201            WELDING, ROUSTABOUTS & OTHER                    $      17,500.00              $      17,500.00
     216    203            TRUCKING & HOTSHOT                              $      23,000.00              $      23,000.00
     216    251            CEMENT & CEMENTING SERVICES                     $     118,000.00              $     118,000.00
     216    254            FLOWBACK EQUIPMENT TESTING                      $      28,000.00              $      28,000.00
     216    255            LOGGING                                         $     127,000.00              $     127,000.00
     216    259            CASING & TUBULAR SERVICES                       $      88,000.00              $      88,000.00
     216    265            STIMULATION & GRAVEL PACK                       $     203,000.00              $     203,000.00
     216    266            HELICOPTER TRANSPORTATION                       $      80,500.00              $      80,500.00
     216    267            MARINE TRANSPORTATION                           $     241,500.00              $     241,500.00
     216    269            CONSULTANTS                                     $      23,000.00              $      23,000.00
     216    281            COMMUNICATIONS SERVICES                         $       5,900.00              $       5,900.00
     216    306            OTHER POWER & FUEL                              $     165,600.00              $     165,600.00
     216    559            ENVMNT & SAFETY                                 $      42,800.00              $      42,800.00
     216    711            COMPANY SUPERVISION                             $      42,600.00              $      42,600.00
     216    865            COMPANY BENEFITS                                $      14,300.00              $      14,300.00
-------------------------------------------------------------------------------------------------------------------------
     TOTAL  Intangible - ORIGINAL AFE                        $0.00         $    3,684,300.00   $0.00     $   3,684,300.00
-------------------------------------------------------------------------------------------------------------------------
       Account                       P&A                  Gross Drilling        Gross Compl      Gross P&A       TOTAL
     Gen    Sub              Account Description             Costs                Costs            Costs   ORIGINAL COSTS
-------------------------------------------------------------------------------------------------------------------------
     TOTAL P&A - ORIGINAL AFE                                $0.00         $           0.00    $0.00     $          0.00
-------------------------------------------------------------------------------------------------------------------------
       Account                    Tangible                Gross Drilling   Gross Compl         Gross P&A         TOTAL
     Gen    Sub              Account Description             Costs             Costs            Costs      ORIGINAL COSTS
-------------------------------------------------------------------------------------------------------------------------
     217    911   LINER                                                    $     346,500.00              $     346,500.00
     217    915  TUBING                                                    $     237,600.00              $     237,600.00
     217    925  SUBSURFACE EQUIP                                          $     365,200.00              $     365,200.00
     217    931  WELLHEAD VALVES & EQUIPMENT                               $     125,400.00              $     125,400.00
     217    961  LINE PIPE,METERS & FITTINGS                               $      27,500.00              $      27,500.00
-------------------------------------------------------------------------------------------------------------------------
     TOTAL Tangible - ORIGINAL AFE                           $0.00         $   1,102,200.00    $0.00     $   1,102,200.00
-------------------------------------------------------------------------------------------------------------------------

     Gross Total ORIGINAL AFE Costs                          $0.00         $   4,786,500.00    $0.00     $   4,786,500.00
-------------------------------------------------------------------------------------------------------------------------

     Gross Grand Total AFE Costs                             $0.00        $    4,786,500.00    $0.00     $   4,786,500.00
-------------------------------------------------------------------------------------------------------------------------

30.  Conflicts - Agreement I Exhibits

     If there is a conflict between this Agreement and the Exhibits attached hereto, the terms and conditions of this Agreement shall prevail. If there is a conflict between the JOA and the PHA, the terms and conditions of the PHA shall prevail,

     If the above and foregoing, together with the Exhibits attached hereto, correctly set forth and evidence the agreement and understanding between the parties, please sign one (1) duplicate original of this Agreement below and return same to the undersigned by 5:00 P.M. (CT), on September 20, 2005. If Ridgewood has not unconditionally accepted and returned this Agreement fully executed by such date, then this AMI and Participation Agreement shall automatically terminate and be of force or effect as an Agreement, contract, offer or for any purpose.



Devon Energy Production Company, L.P.

By: /s/ Mark Gress                          Date: 9-15-05
    -----------------------                       --------
        Mark K. Gress
        Agent and Attorney-in-Fact





Ridgewood Energy Corporation


By: [ILLEGIBLE SIGNATURE]                    Date:
    --------------------                          --------
Name:
      ------------------
Title:
      ------------------